Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Banker’s Store Inc. executive resigns to pursue other opportunities

BOWLING GREEN, Ky. (February 4, 2008) – The Banker’s Store, Inc. (OTCBB: BSTR), today announced that Sam Stone has resigned as chief financial officer and director in order to pursue other career interests.
Chief Executive Officer and President Vince Buckman adds the role of acting principal financial officer to his current executive duties until a CFO replacement is appointed.
“Sam is an immensely talented individual, and we wish him well in his future pursuits,” Buckman said.
The Banker’s Store, Inc., which supports financial institutions and other companies with equipment, software and services, serves customers through its B.G. Banking Equipment and B.G. Office Equipment subsidiaries. More information can be found at www.bankersstore.com.
This news release may include forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company. A discussion of these factors can be found in the Company’s latest annual report on Form 10-K filed with the Securities and Exchange Commission. The Banker’s Store undertakes no obligation to update forward-looking statements for revisions or changes.

FINANCIAL AND MEDIA CONTACTS:

Vince Buckman, CEO
The Banker’s Store, Inc.
800-726-0337
www.bankersstore.com